UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 28, 2015
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 28, 2015, Blucora, Inc. ("Company") held its annual meeting of stockholders. The results of the votes held at the annual meeting are set forth below. For more information on these proposals, see the Company's Proxy Statement dated April 28, 2015.

Proposal One:

The stockholders re-elected each of the Company's nominated directors. The votes cast on Proposal One were as follows:

       Nominee: John E. Cunningham IV

For: 30,391,226
Withheld: 2,361,200
Broker Non-votes: 4,738,573

       Nominee: Lance G. Dunn

For: 31,068,185
Withheld:  1,684,241
Broker Non-votes: 4,738,573

       Nominee: William J. Ruckelshaus

For: 31,777,331
Withheld: 975,095
Broker Non-votes: 4,738,573

Proposal Two:

The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. The votes cast on Proposal Two were as follows:

For: 36,958,006
Against: 472,245
Abstain: 60,748

Proposal Three:

The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the 2015 annual meeting of stockholders. The votes cast on Proposal Three were as follows:

For: 31,082,455
Against: 726,752
Abstain: 943,219
Broker Non-votes: 4,738,573

Proposal Four:

The stockholders approved the Blucora, Inc. 2015 Incentive Plan. The votes cast on Proposal Four were as follows:

For: 21,947,219
Against: 9,522,488
Abstain: 1,282,719
Broker Non-votes: 4,738,573

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2015

BLUCORA, INC.

/s/ Nathan Garnett
Nathan Garnett
General Counsel and Secretary